Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-3 No. 333-222645) and related prospectus of The New Home Company Inc.;
(2) Registration Statement (Form S-8 No. 333-193753) pertaining to The New Home Company Inc. 2014 Long-Term Incentive Plan; and
(3) Registration Statements (Form S-8 No. 333-211756 and No. 333-217515) pertaining to The New Home Company Inc. 2016 Incentive Award plan;
of our report dated February 15, 2019, with respect to the consolidated financial statements of The New Home Company Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
February 15, 2019